UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 21, 2016

Star Vending Services Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55367	47-2948011
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

26 Cache Street Rancho Mission Viejo, CA 92694

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 204-5239

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

 There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this report.

Star Vending Services Corp.

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2016, Star Vending Services Corp. formerly, ANDES 6 Inc., a Delaware corporation, (the "Company", “Star Vending Services Corp.” or "we"), entered into an Agreement and Plan of Merger with Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending. Under this agreement, Star Vending Services Corp. acquired RTM, a Nevada corporation, in which the shareholders of RTM received common stock in Star Vending Services Corp, in exchange for their shares in RTM. Under the terms and conditions of the merger, the Company as the surviving corporation, continues to be a Delaware corporation. We have filed a certificate of merger with the State of Nevada and with this statement as Exhibit 3.4 and filed our Agreement and Plan of Merger as Exhibit 2.1 with this statement.

Effective as of January 21, 2016, Star Vending Acquisition Corp, a Nevada corporation and a wholly-owned subsidiary of Star Vending Services Corp. (“Merger Sub”) entered into a share exchange agreement with RTM, and The Wiebort Living Trust, the sole shareholder of RTM, a Nevada company. On January 21, 2016, Merger Sub and RTM entered into a share exchange agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, Merger Sub agreed to issue an aggregate of 9,950,000 shares of its common stock in exchange for all of the issued and outstanding securities of RTM (the “Share Exchange”).  The Share Exchange closed on January 21, 2016.

Upon the closing of the Share Exchange, Merger Sub issued an aggregate of 9,950,000 shares of its parent common stock to The Wiebort Living Trust for all of the issued and outstanding securities of RTM.  Pursuant to an amended and restated share cancellation agreement dated January 21, 2016 (the “Cancellation Agreement”), a stockholder of Star Vending Services Corp. canceled an aggregate of 9,950,000 shares held by them prior to the closing of the Share Exchange, such that there were 50,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 10,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants outstanding.

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The number of shares cancelled was determined based on negotiations with the security holders of Star Vending Services Corp. and RTM.  The number of shares cancelled by Star Vending Services Corp. was not pro rata, but based on negotiations between the security holder and RTM. As indicated in the Share Exchange Agreement, the parties to the transaction acknowledged that a conflict of interest existed with respect to the negotiations for the terms of the Share Exchange due to, among other factors, the fact that certain of the controlling stockholders and control persons of Star Vending Services Corp were also, prior to the completion of the Share Exchange, controlling stockholders and control persons of RTM.

DESCRIPTION OF BUSINESS

(a) Business of Issuer

Star Vending Services Corp., (the "Company", or "we") was incorporated in the State of Delaware on January 29, 2015,as ANDES 6 Inc., and has since amended its name to Star Vending Services Corp., on July 2, 2015, with the State of Delaware. Star Vending Services Corp. was formed as a vehicle to pursue a business combination with an operating company that would have perceived benefits of becoming a publicly traded corporation.  Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending was incorporated in the State of Nevada on February 13, 2013 and is the operating company of Star Vending Services Corp with one operating unit doing business as Star Vending. The Company operates 269 vending machines offering traditional and healthy food, snacks and beverage options. Its vending machines are located in schools, corporate offices, hospitals, community centers, and high traffic public centers. The Company provides service to all of its vending machine locations from a 10,000 sq. ft. central facility located in Santa Ana, California. The Company currently offers the following brands in its vending machines:

Food: Ready Snax, Nu-Health Fruit, Chobani Greek Yogurt, Umpqua Oats, Bistro Bowl Salads, Bistro Gourmet Salads, Bistro Bowl Organic Salads, Bistro Bowl Wrap Kits, My Gourmet Tuna, My Gourmet Seafood, Nong Shim Bowl Noodle Soup, Maruchan Soup.

Beverages: Coca-Cola, Minute Maid Juice, Dasani Water, Fuze, Powerade, V8, Monster Energy, Pepsi, Starbucks Frappuccino® bottles, Dole Juice, Muscle Milk, Tropicana, Aquafina, Sobe Energy Drinks, 7UP, Snapple, Diet Snapple, Fiji Water, and Deja Blue Water.

Snacks: Hershey's candy bars, Mars, Nestle, Frito Lay, Nabisco, Famous Amos Cookies, Grandma's Cookies, Kellogg's snacks, Mr. Nature, and Lifesavers.

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Star Vending Services Corp. is a smaller reporting company under SEC Rule 405 because it is currently not trading, has a public float of zero and annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.  As a smaller reporting company, pursuant to Rule 8-01 of Regulation S-X, the Company is only required to produce financial statements as follows: (a) audited balance sheet as of the end of each of the most recent two fiscal years, or as of a date within 135 days if the issuer has existed for a period of less than one fiscal year, (b) audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of the most recent audited balance sheet (or such shorter period as the registrant has been in business), and (c) interim reviewed financial statements for the current period if the filing is more than 135 days after the end of your fiscal year.  Any and all amendments shall include updated interim or audited financial statements if the financial statements in the prior filing are more than 135 days old.

The Company maintains its corporate office at 26 Cache Street, Rancho Mission Viejo, CA 92694.

The Company seeks to continuously improve its operations to accomplish the following: (a) focus on traditional foods, snacks, and beverages, (b) focus on increasing healthy food, snack and beverage options, (c) participate in opportunistic acquisitions.

Customers, Distribution and Marketing

Customers

We currently provide our vending machine services to several locations in Southern California region.

Los Angeles 168

Orange County 73

Riverside County 17

San Bernardino 6

San Diego 5

Total: 269 locations

Marketing Strategy
Our products are well-known established brands that are highly recognized with the average consumer. We do not maintain an active advertising budget but we maintain a current budget of $100,000 annually for obtaining new locations for our vending machines. We rely primarily on our suppliers and product manufacturers to advertise the products that we sell. We also rely on both word of mouth and visual location and reputation as a method to obtain customers.

The Vending Industry

Our industry is intensely competitive and fragmented. We compete against major franchise operators and vending machine suppliers that offer full support, advertising, customer service, and fulfillment. We also compete against smaller independent vending companies. According to analysts at First Research, the US vending machine industry includes about 4,200 companies with combined annual revenue of $7 billion. Soft drinks and beverages are 40% of sales with candy and snacks, hot beverages, hot and cold meal products and ice cream at 60%. The largest players in the industry are Aramark, Coca-Cola, Compass Group, Treat America Buffalo Rock Inc., Next Generation Vending and Food Service Inc., and Sodexo. Generally, consumer spending and employment growth drive demand, since many vending machines are located in workplaces. Profitability of individual companies depends on effective merchandising, reliable service, and maintenance, along with securing prime locations. Other locations where vending machine operators place machines are in restaurants, grocery stores, convenience stores, movie theatres, and coffee shops.

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In an effort to advance the technology used in vending machines, many newer machines now accept credit card readers which links a customer's credit card with thumb print, and also carry sales-tracking devices to help the operators with recording real time sales data on their machines. Further, some machines are now equipped to allow change in dollar bills rather than in coins, thus allowing the vending machine operator to raise prices without giving change in quarters. Additionally, larger companies are experimenting with offering discounts to other products for frequent users as a reward.

Competition

We compete against companies such as Healthy You Vending Inc. Sun Vending Inc., Fresh Healthy Vending International Inc., in the Southern California market which we operate. Many of our competitor’s business models differ from ours in that they are franchisors offering franchisee opportunities to operate vending machines in certain markets. We currently do not franchise any of our locations and have no current plans to do so. We operate our own locations where we own 50% of our equipment and have agreements with large beverage companies for vending machines.

Employees

As of January 21, 2016, Star Vending Services Corp. employed a total of 7 people, our President, Vice President, Chief Financial Officer, Operations, Sales, Technical Support, and Service Quality Engineer. The company considers its relationship with its employees to be stable, and anticipates growing its workforce.

Facilities and Logistics

The Company currently utilizes 2,000 sq. ft. of space at 23192 Alcalde Dr, Suite D, in Laguna Hills, CA 92653 at a cost of $1,500 per month. This lease expires in March 2016.

The Company has leased a 10,000 sq. ft. location in Santa Ana, California. A signed lease agreement was executed on September 16, 2015 and the Company is expected to move to its new location in March 2016.

The agreement for this facility is under a five-year lease agreement at an expense of $6,557 per month.

The following table lists our current location. The lease payment for our facility is approximately $1,500, paid monthly.

Location	Address	Size
Laguna Hills, CA	23192 Alcalde Dr. Suite D	2,000 square feet

RISK FACTORS

An investment in our Common Stock is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the eventual trading price of our Common Stock could decline, and you may lose all or part of your investment.

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Risks Related to Our Business and Industry

Our business is highly competitive and we face technological changes

We compete against much larger companies within our industry that have greater economic resources than us. We compete against companies such as Healthy You Vending Inc. Sun Vending Inc., Fresh Healthy Vending International Inc., in the Southern California market in which we operate. Many of our competitor’s business models differ from ours in that they are franchisors offering franchisee opportunities to operate vending machines in certain markets. We have not determined whether the franchise model carries any special advantages to our existing model or what effects it may have in our industry and therefore we cannot make any assurances that we will be able to adjust our business model to stay competitive within a reasonable amount of time if compelled to do so. Technological advances are also an important area for our industry. Many new vending machines are capable of making change with dollar bills rather than coins. This gives them a clear advantage to coin-only machines because people would rather receive dollar bill in change rather than all coins for larger purchases. Additionally, credit card readers are being installed in many new vending machines, which makes them more convenient than paper or coin money. The need to address these technological changes is a key to competitiveness within our industry. We currently rely on our beverage partners to supply our vending machines and therefore, to the extent that our beverage partners produce advances in technology, we would continue to rely on their machines to stay competitive.

We operate exclusively in Southern California, which places certain limits on our current business

We have 269 vending machine locations, all of which are located in Southern California. We believe that our current market will continue to experience growth, but we will at some point encounter greater risks and difficulties within this market due to competitive forces. Our current operations infrastructure is limited to servicing our geographic area and we may require changes in order for us to achieve greater revenue growth, profitability and to scale our operations. We cannot assure you that we will be successful in addressing these and other challenges we may face in the future.

We operate in an intensely competitive market with established companies competing for market share.

We compete against Healthy You Vending Inc. Sun Vending Inc., Fresh Healthy Vending International Inc., in the Southern California market in which we operate. All of these competitors are larger and better capitalized than our company. While we believe the Southern California market has growth opportunities, we also believe that we will be required to enter new geographic areas in order to grow our business and maintain competitiveness.

•	Our competitors have greater financial, marketing, and technical resources than we do, allowing them to maintain a larger installed customer base, adopt advanced technological vending machines, and devote greater resources to the development, promotion and sale of their products and services than we can.

Due to the competitive landscape, we cannot assure you that we will succeed in our business plans or maintain our current level of business activity.

We may seek acquisitions in the future to maintain competitiveness and expand operations

As part of our growth strategy, we plan to seek, when management deems advantageous to the Company, to acquire additional vending machines and their locations or enter into joint ventures.  Our goal is to make such acquisitions, integrate these acquired assets into our operations and reduce operating expenses.  The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We cannot assure you that the anticipated benefits of any acquisitions will be realized.  In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which can materially and adversely affect our operating results and financial position.  Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees. There can be no assurances that we will be able to acquire any business, or if we do, that they will be accretive to our financial position.

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Material defects or errors in our vending machines could harm our reputation, result in significant costs to us and impair our ability to sell our products.

We rely on our beverage partners to supply our vending machines. We have not experienced any serious material defects on our vending machines, but cannot assure you that we will not encounter any material defects in our products or components in the future. We maintain a staff to repair any vending machines that experience technical issues. If our beverage partners ceased supplying vending machines or refused to technical support for any reason, we may be forced to halt our operations until a new agreement is reached with a new supplier.

Energy drinks have come under intense health scrutiny

Energy drinks such as Monster Beverage, Red Bull, Rock Star, 5 Hour Energy and others have some under intense scrutiny from the FDA (US Food and Drug Administration). However, despite the FDA’s warning against these energy drinks, sales have been on the rise, growing to over $13.5 billion in annual sales last year. While we offer some energy drinks in our vending machines, we cannot determine if future regulation will hurt our energy drink sales and to the extent that it may, we will likely experience a reduction in revenue.

Our failure to obtain capital may significantly restrict our future business plans

We will need to raise more capital to maintain and expand our business. Future sources of capital may not be available to us when we need it or may be available only on unacceptable terms.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our President and Chief Executive Officer, Robert Wiebort. We are also in large part dependent on Chief Financial Officer, Patrick Paggi, and our Vice President, Secretary, Sandra Wiebort. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Robert Wiebort, our President and Chief Executive Officer, due to his experience, history and knowledge of the vending machine industry and his overall insight into our business direction. The loss or our failure to retain Mr. Wiebort, Mr. Paggi, or Mrs. Wiebort, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on any of our officers and have no present plans to obtain this insurance.  See “Management.”

The lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Our President and Chief Executive Officer lacks public company experience which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

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Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company.  The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.  Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our business, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

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It is management’s intention to acquire other vending machines and locations to grow our base, to expand into new markets, and to provide new product lines.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

–	Difficulties in assimilating the operations and employees of acquired companies;

–	Diversion of our management’s attention from ongoing business concerns;

–	Our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

–	Additional expense associated with amortization of acquired assets;

–	Additional expense associated with understanding and development of acquired business;

–	Maintenance and implementation of uniform standards, controls, procedures and policies; and

–	Impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our revenues are generated by the sales of our products in our vending machines. Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective managerial team and qualified technical personnel. We intend to hire additional employees, including more technical, sales and marketing employees. The competition for these employees is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

There can be no assurance that we will be able to manage our expansion through acquisitions effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially if we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

The forecasts of market growth included in this Form 8-K may prove to be inaccurate, and even if the market in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates, which may not prove to be accurate. Forecasts relating to the expected growth in the biometrics market, including the forecasts or projections referenced in this Form 8-K, may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure funds. If we raise funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our future capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

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If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require or that, if available, it will be on acceptable terms.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) enacted on April 5, 2012, we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We will remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations –JOBS Act” for additional information on when we may cease to be deemed to be an emerging growth company. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

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Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

Risks Related to Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	Competition from other vending machine companies or related businesses;
•	Changes in government regulations, general economic or market conditions or trends in our industry or the economy as a whole;
•	Changes in key personnel;
•	Entry into new geographic markets;
•	Actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
•	Changes in operating performance and stock market valuations of other vending machine and related companies;
•	Investors’ perceptions of our prospects and the prospects of the vending machine industry;
•	Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
•	The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	Announcements relating to litigation;
•	Financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	Changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
•	The development and sustainability of an active trading market for our common stock;
•	Future sales of our common stock by our officers, directors and significant stockholders; and
•	Changes in accounting principles affecting our financial reporting.

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These and other factors may lower the market price of our common stock, regardless of our actual operating performance.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the merger, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

The purpose of filing this Current Report on Form 8-K is to provide updated “Form 10 Information” about the plans of the Company going forward, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us, or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances.  We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Our management and director have significant indirect control of our common stock and could indirectly control our actions in a manner that conflicts with the interests of other stockholders.

Our Chairman of the Board, President, and Chief Executive Officer and his wife, who is our Vice President and Secretary together beneficially own approximately 99.5% of our common stock, held by the Wiebort Living Trust representing approximately 99.5% of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated current report under the Securities Exchange Act of 1934, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

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During the course of our testing, we may identify deficiencies, which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have not engaged in any discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, and no assurances can be made that we would be able to do so.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Form 8-K. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those forward-looking statements below. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this Form 8-K.

We were incorporated in Delaware as ANDES 6 Inc., on January 29, 2015, and on February 6, 2015, we filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission as a public company.  We were originally organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On July 1, 2015, the sole officer and director of ANDES 6 Inc., Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 9,950,000 shares of his shares of the Company’s common stock to Robert Wiebort at an aggregate purchase price of $40,000. These shares represented 99.5% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, July 1, 2015, Richard Chiang executed the agreement and owned 50,000 shares of the Company’s stock and Robert Wiebort was the majority stockholder of the Company. On that same day, Robert Wiebort transferred his shares into The Wiebort Living Trust as fully disclosed on Form 13D/A. Following the execution of the SPA, Richard Chiang elected Robert Wiebort, as a Director of the Company. Immediately following the election of Mr. Wiebort as a Director to the Company’s Board of Directors, Mr. Wiebort, acting as the sole director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and Mr. Wiebort and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

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As previously disclosed on Form 8-K on July 2, 2015, the company filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to Star Vending Services Corp.

Results of Operations for the Year Ended December 31, 2014, Compared to the Period from February 13, 2013 (Inception) through December 31, 2013

Sales Revenue

Sales revenue for the year ended December 31, 2014, was $227,123, compared to $28,448 for the period from inception through December 31, 2013. In the current year we increased our operations to include over 250 vending machines in Southern California.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2014, was $131,578, compared to $15,689 for the period from inception through December 31, 2013. The increase is in conjunction with our increase in revenue and increased as a percentage of revenue by only 3% from 55% in 2013 to 58% in 2014.

Operating Expenses

Salary expense was $40,192 for the year ended December 31, 2014, compared to $38,258 for the period from inception through December 31, 2013, an increase of $1,934.

General and administrative expense was $98,284 for year ended December 31, 2014, compared to $32,285 for the period from inception through December 31, 2013. The increase in general and administrative expense can be attributed to costs associated with increased operations such as depreciation, warehouse expense, supplies, commissions, etc.

Interest expense

Interest expense increased $13,610 from $1,669 for the period from inception through December 31, 2013 to $15,279 for the year ended December 31, 2014 due to additional related party loans as well as an automobile financing agreement.

Net Loss

Net loss for the year ended December 31, 2014, was $29,425, compared to $21,191 for the period from inception through December 31, 2013. The increase in net loss is attributed to increased general and administrative expenses as well as interest expense. Net loss in both years was offset by income from discontinued operations.

Results of Operations for the Three Months Ended September 30, 2015, Compared to the Three Months Ended September 30, 2014

Sales Revenue

Sales revenue for the three months ended September 30, 2015, was $180,035, compared to $58,552 for the three months ended September 30, 2014. In the current year we increased our operations to include 269 vending machines in Southern California.

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Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2015, was $90,583, compared to $32,621 for the three months ended September 30, 2014. The increase is in conjunction with our increase in revenue and cost of goods sold decreased as a percentage of revenue for the three months ended September 30, 2015, by 6% from 56% to 50%.

Operating Expenses

Salary expense was $14,314 for the three months ended September 30, 2015, compared to $8,526 for the three months ended September 30, 2014, an increase of $5,788.

General and administrative expense was $56,032 for three months ended September 30, 2015, compared to $22,412 for the three months ended September 30, 2014. The increase in general and administrative expense can be attributed to costs associated with increased operations such as depreciation, warehouse expense and consulting expense.

Interest expense

Interest expense increased $331 from $3,978 for the three months ended September 30, 2014, to $4,309 for the three months ended September 30, 2015, which is due to additional automobile financing.

Net Loss

Net income for the three months ended September 30, 2015, was $14,797, compared to a net loss of $1,551 for the three months ended September 30, 2014. The increase from a net loss to net income can be attributed to an increase in gross margin of 44%in the prior period to 50% in the current period and a reduction of operating expenses as a percentage of revenue.

Results of Operations for the Nine Months Ended September 30, 2015,Compared to the Nine Months Ended September 30, 2014

Sales Revenue

Sales revenue for the nine months ended September 30, 2015, was $457,968, compared to $140,897 for the nine months ended September 30, 2014. In the current year we increased our operations to include 269 vending machines in Southern California.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2015, was $242,979, compared to $78,084 for the nine months ended September 30, 2014. The increase is in conjunction with our increase in revenue and cost of goods sold decreased as a percentage of revenue for the nine months ended September 30, 2015, by 2% from 55% to 53%.

Operating Expenses

Salary expense was $31,779 for the nine months ended September 30, 2015, compared to $30,899 for the nine months ended September 30, 2014, an increase of $880.

General and administrative expense was $127,603 for nine months ended September 30, 2015, compared to $64,456 for the nine months ended September 30, 2014. The increase in general and administrative expense can be attributed to costs associated with increased operations such as depreciation, warehouse expense and consulting expense.

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Interest expense

Interest expense increased $4,924 from $10,536 for the nine months ended September 30, 2014, to $15,460 for the nine months ended September 30, 2015 due to additional automobile financing.

Net Loss

Net income for the nine months ended September 30, 2015, was $43,951, compared to a loss of $17,091 for the nine months ended September 30, 2014. The increase from a net loss to net income can be attributed to an increase in gross margin of 45% in the prior period to 47% in the current period and a reduction of operating expenses as a percentage of revenue which resulted in income from operation instead of a loss from operations.

Liquidity and Capital Resources

We have generated net cash from operations during each quarter since the third quarter of 2014. Many factors will impact our ability to continue to generate and grow cash from our operations including, but not limited to, the number of vending machine locations we maintain, the desirability of the locations of our vending machines, the ability for us to offer products of value at a competitive price. In addition, we face competition from multiple areas in addition to competitors who offer the same products as we do. The report of our independent auditors with regard to our financial statements for the fiscal years ended December 31, 2014 and 2013 includes a going concern qualification. Although we currently anticipate that cash flows from operations, together with our available funds, will be sufficient to meet our cash needs for the foreseeable future, we may require or choose to obtain additional financing. Our ability to obtain financing will depend on, among other things, our growth, business plans, operating performance and the condition of the capital markets at the time we seek financing.

Our primary source of liquidity has been from cash from operations and loans from related parties. Our primary uses of cash include operating expenses, acquisition and securing of new vending locations, and capital expenditures related to logistics for operations and fulfillment expenses.

Since our inception we relied primarily from our former President, Chief Executive Officer and Chairman of the Board of Directors. Since July 1, 2015, we relied primarily on related party loans from Robert Wiebort, our President, Chief Executive Officer and Chairman of the Board of Directors.

As we are commencing as a public company, we plan to raise capital by offering shares of our common stock to investors.  During the next twelve months, we anticipate we will need to pursue capital of at least $1 million dollars to fund our operations. We believe we will be able to raise the necessary capital to carry out our business plans, but can make no assurance that we will be able to do so.

Overview

The Company operates 269 vending machines offering traditional and healthy food, snacks and beverage options. Its vending machines are located in schools, corporate offices, hospitals, community centers, and high traffic public centers. The Company provides service to all of its vending machine locations from a 10,000 sq. ft. central facility located in Santa Ana, California. The Company currently offers the following brands in its vending machines:

Food: Ready Snax, Nu-Health Fruit, Chobani Greek Yogurt, Umpqua Oats, Bistro Bowl Salads, Bistro Gourmet Salads, Bistro Bowl Organic Salads, Bistro Bowl Wrap Kits, My Gourmet Tuna, My Gourmet Seafood, Nong Shim Bowl Noodle Soup, Maruchan Soup.

Beverages: Coca-Cola, Minute Maid Juice, Dasani Water, Fuze, Powerade, V8, Monster Energy, Pepsi, Starbucks Frappuccino® bottles, Dole Juice, Muscle Milk, Tropicana, Aquafina, Sobe Energy Drinks, 7UP, Snapple, Diet Snapple, Fiji Water, and Deja Blue Water.

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Snacks: Hershey's candy bars, Mars, Nestle, Frito Lay, Nabisco, Famous Amos Cookies, Grandma's Cookies, Kellogg's snacks, Mr. Nature, and Lifesavers.

The Company seeks to continuously improve its operations to accomplish the following: (a) focus on traditional foods, snacks, and beverages, (b) focus on increasing healthy food, snack and beverage options, (c) participate in opportunistic acquisitions.

We currently provide our vending machine services to several locations in Southern California region.

Los Angeles 168

Orange County 73

Riverside County 17

San Bernardino 6

San Diego 5

Total: 269 locations

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. While all of our current sales are outside the United States, all of our sales are settled with US currency, and we do not currently own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. As the Company does not expect to have any operating revenues for the foreseeable future, the Company does not expect the adoption of this guidance to have any impact on the Company's consolidated financial statement presentation or disclosures.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Presentation of Financial Statements - Going Concern (Subtopic 205-10). ASU 2014-15 provides guidance as to management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company's financial statement presentation and disclosures.

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In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02), Consolidation (Topic 810). ASU 2015-02 changes the guidance with respect to the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. All legal entities are subject to reevaluation under the revised consolidation mode. ASU 2015-02 affects the following areas: (1) Limited partnerships and similar legal entities. (2) Evaluating fees paid to a decision maker or a service provider as a variable interest. (3) The effect of fee arrangements on the primary beneficiary determination. (4) The effect of related parties on the primary beneficiary determination. (5) Certain investment funds. ASU 2015-02 is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this guidance using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. The adoption of ASU 2015-02 is not expected to have any impact on the Company's financial statement presentation or disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company's financial statement presentation or disclosures.

ITEM 3. PROPERTIES.

The Company currently utilizes 2,000 sq.ft. of space at 23192 Alcalde Dr, Suite D, in Laguna Hills, CA 92653 at a cost of $1,500 per month. This lease expires in March 2016.

The Company plans to lease a 10,000 sq. ft. location in Santa Ana, California. A signed lease agreement was executed on September 16, 2015 and the Company is expected to move to its new location in March 2016.

The agreement for this facility is under a five-year lease agreement at an expense of $6,557 per month.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Report, there were 10,000,000 shares of common stock issued and outstanding.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report, (i) each of our executive officers and directors; and (ii) all of our executive officers and directors as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.  The address of all individuals for whom an address is not otherwise indicated is 26 Cache Street, Rancho Mission Viejo, CA 92694.

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Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent (%) of Common Stock

Named Executive Officers
Robert Wiebort, President, Chief Executive Officer, and Chairman of the Board of Directors(2)	0	0%
Patrick Paggi, Chief Financial Officer	0	0%

Sandra Wiebort, Vice President, Secretary	0	0%
	0	0%
All Directors and Officers as a Group (3 persons)	0	0%

The Wiebort Living Trust (3)	9,950,000	99.5%
Richard Chiang (4)	50,000	0.5%

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned. Applicable percentages are based upon 10,000,000 shares of common stock outstanding as of January 22, 2016.

(2) Member of the Company’s Board of Directors

(3) Robert Wiebort and Sandra Wiebort maintain control over The Wiebort Living Trust and are beneficiaries of the trust, along with their children Nicole Ann Wiebort, Samantha Lorraine Wiebort, and Jordyn Tiffany Wiebort.

(4) Former officer and director; 75 Broadway Street, Suite 202, San Francisco, CA 94111.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Robert Wiebort	56	President, Chief Executive Officer, and Chairman of the Board of Directors
Patrick Paggi	68	Chief Financial Officer
Sandra Wiebort	54	Vice President, Secretary

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Officers and Directors

Robert Wiebort, Age 56, President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Wiebort has twenty-nine years of management experience in the entertainment fulfillment and logistics industry. He began his professional career in 1986 as the Founder and President of Digital Waves International Corp, a leading wholesaler and distributor of compact discs, DVDs, and video games with over 4,000 accounts globally. Mr. Wiebort grew Digital Waves International Corp into a business with 50 employees and $25 million annual revenue. Digital Waves International Corp was acquired by Super D, the second largest music wholesaler in the United States with revenues of $920 million in 2003. From 2003 to 2012, Mr. Wiebort held an executive position with Robert Wiebort Trust, which supervised the construction and development of high-end custom homes in exclusive areas of Southern California. In 2012, he created Robert Thadeus Management Corp., a diversified entertainment company engaged in the operation of a variety of services such as mobile applications and a full service fulfillment center. In 2013, he developed Star Vending Services operating under the trade name, of Robert Thadeus Management Corp. Star Vending Services is a company specializing in snack and beverage vending machine installation, and product distribution. As an established veteran of the entertainment and fulfillment industry, Mr. Wiebort comes with deep domain experience in these areas along with leadership skills as an executive manager. Mr. Wiebort obtained a BA degree in Organizational Management from Vanguard University in Costa Mesa, CA in 2000.

Patrick Paggi, Age 68, Chief Financial Officer

Mr. Paggi has held positions in accounting, and management since 1991. From 1991 to 2003, he was employed as Head Controller with Digital Waves International Corp, a leading wholesaler and distributor of compact discs, DVDs, and video games with over 4,000 accounts globally. Mr. Paggi helped oversee Digital Waves International Corp into a business with 50 employees and $25 million annual revenue. Digital Waves International Corp was acquired by Super D, the second largest music wholesaler in the United States with revenues of $920 million in 2003. He was responsible for managing the financial aspects of the company including the preparation of financial statements, analysis, review of general ledgers, cash management, forecasting and coordinating with suppliers and third party CPA firms. In 2003, he began managing finances for Moon Valley Nursery-Vegas LLC, a $50 million in annual sales wholesale and retail plant company that specialized in arbor product sales such as trees, plants and shrubs. His role at Moon Valley Nursery-Vegas LLC included reconciling daily sales reports, payroll functions, and general accounting. In 2012, Mr. Paggi joined Robert Thadeus Management Corp., a diversified entertainment company engaged in operating a variety of services, such as mobile applications and a full service fulfillment center, as its Head Controller overseeing its accounting department. In 2013, Mr. Paggi was assigned to oversee the accounting department of Star Vending Services, operating under the trade name, of Robert Thadeus Management Corp. Star Vending Services is a company specializing in snack and beverage vending machine installation, and product distribution. He maintains a current position as Head Controller at Star Vending Services. He graduated from Western Technical College, La Cross, WI in 1972 and holds a degree in Accounting.

Sandra Wiebort, Age 54, Vice President and Secretary

Mrs. Wiebort was employed by Pacific Decorating Center from 2003 to 2006 as an interior designer where she was engaged in developing custom design work for clients. She became a project manager for Robert Wiebort Trust from 2006 to 2012 and managed the development of 40 acres, as well as designing agricultural facilities, homes, pools, custom landscaping on exclusive residential home properties ranging in size from 4,000 to 9,000 square feet in upscale locations in Southern California. From 2013 to present, she began employment as a Vice President with Star Vending Services operating under the trade name, of Robert Thadeus Management Corp. a company specializing in snack and beverage vending machine installation, and product distribution. Her role at Star Vending Services covers art work and design on behalf of client locations, corporate website design, and drafting shelf space and refrigeration logistics for transportation of products. Mrs. Wiebort graduated from the Fashion Institute of Design and Merchandising in Los Angeles, CA with an Associate of Arts with a degree in Interior Design in 1986.

Robert Wiebort and Sandra Wiebort are husband and wife.

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Employment Agreements and Compensation

The Company does not presently have any employment agreements.

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

Compensation of Directors During Period Ended September 30, 2015

During the period ended September 30, 2015, we did not compensate our directors for acting as such.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities

On July 1, 2015, the sole officer and director of ANDES 6 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 9,950,000 shares of his shares of the Company’s common stock to Robert Wiebort at an aggregate purchase price of $40,000. These shares represented 99.5% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, July 1, 2015, Richard Chiang executed the agreement and owned 50,000 shares of the Company’s stock and Robert Wiebort was the majority stockholder of the Company. On that same day, Robert Wiebort transferred his shares into The Wiebort Living Trust as fully disclosed on Form 13D/A.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant.

Change in control of registrant occurred in connection with the Share Purchase Agreement as set forth above and detailed in Section 5 of on the company’s Form 8-K filed on July 1, 2015.

On July 1, 2015, the sole officer and director of ANDES 6 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 9,950,000 shares of his shares of the Company’s common stock to Robert Wiebort at an aggregate purchase price of $40,000. These shares represented 99.5% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, July 1, 2015, Richard Chiang executed the agreement and owned 50,000 shares of the Company’s stock and Robert Wiebort was the majority stockholder of the Company. On that same day, Robert Wiebort transferred his shares into The Wiebort Living Trust as fully disclosed on Form 13D/A.

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, following the execution of the SPA, Richard Chiang elected Robert Wiebort, as a Director of the Company. Immediately following the election of Mr. Wiebort as a Director to the Company’s Board of Directors, Mr. Wiebort, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and Mr. Wiebort and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, acting as the sole member of the Board of Directors, Mr. Wiebort appointed himself as Chairman of the Board of Directors, President, and Chief Executive Officer. Further, the Board of Directors also appointed Patrick Paggi as Chief Financial Officer, and Sandra Wiebort as Vice President and Secretary. A copy of the resignation letter submitted by Mr. Chiang was filed on its Current Report as Exhibit 17.1 on July 1, 2015.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 2, 2015 the Company filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to Star Vending Services Corp. this action was disclosed on Form 8-K on July 2, 2015.

SECTION 5.06 - Change in Shell Company Status.

Previously we were designated as a “shell company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. As a result of this Form 8-K, the Registrant is an operating business and no longer a “shell company.”

ITEM 6.  EXECUTIVE COMPENSATION.

Executive Compensation

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Director Independence

As of the date of this Report, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the Over- the-Counter Bulletin Board, ("OTCBB") which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

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Name	Age	Position	Annual Salary	Director Compensation
Robert Wiebort	56	President, Chief Executive Officer, and Chairman of the Board of Directors	$0.00	$0.00
Patrick Paggi	68	Chief Financial Officer,	$0.00	$0.00
Sandra Wiebort	54	Vice President, Secretary	$0.00	$0.00

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of January 22, 2016, there were approximately 2 holders of record of the Company’s common stock.

The Company currently serves as its own stock transfer agent.

ITEM 8. LEGAL PROCEEDINGS.

We are not a party to any pending or, to our knowledge any threatened, legal proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

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–	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
–	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
–	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
–	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2015, the former majority shareholder sold an aggregate of 9,950,000 shares of its common stock for aggregate consideration of $40,000. The shares were sold to Robert Wiebort. On that same day, Robert Wiebort transferred his shares into The Wiebort Living Trust as fully disclosed on Form 13D/A.

Under the Securities Act of 1933, a company that offers or sells its securities must register the securities with the SEC or find an exemption from the registration requirements. The Act provides companies with a number of exemptions. For some of the exemptions, such as rules 505 and 506 of Regulation D, a company may sell its securities to what are known as "accredited investors."

The federal securities laws define the term “accredited investor” in Rule 501 of Regulation D as:

  A bank, insurance company, registered investment company, business development company, or small business investment company;
  An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;
  A charitable organization, corporation, or partnership with assets exceeding $5 million;
  A director, executive officer, or general partner of the company selling the securities;
  A business in which all the equity owners are accredited investors;
  A natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;
  A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or
  A trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

DESCRIPTION OF SECURITIES

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

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The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 10,000,000 issued and outstanding as of January 22, 2016, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to either issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on January 29, 2015.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

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Delaware Anti-Takeover Law

In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the Over-the-Counter Bulletin Board.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	Any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	Payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	Any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this report on Form 8-K.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

See Item 9.01 of this report on Form 8-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

The required audited financial statements are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Robert Thadeus Management Corp.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors

Robert Thadeus Management, Corp.

Mission Viejo, California

We have audited the accompanying balance sheets of Robert Thadeus Management, Corp. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2014 and the period from February 13, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert Thadeus Management, Corp. as of as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 and the period from February 13, 2013 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred recurring net losses, has a working capital deficit and lacks operational history, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 14, 2016

F-1

Robert Thadeus Management Corp. Balance Sheets
	December 31, 2014	December 31, 2013
Assets

Current Assets:
Cash	$3,146	$963
Accounts receivable	3,330	5,816
Accounts receivable from discontinued operations	9,165	19,512
Other current assets	1,911	—
Inventory	5,437	4,937
Total Current Assets	22,989	31,228
Property and equipment, net of accumulated depreciation	326,982	71,561
Total Assets	$349,971	$102,789

Liabilities and Stockholders’ Deficit

Current Liabilities:
Cash overdraft	$30,027	$11,527
Accounts payable	16,888	1,411
Accounts payable to related party	34,011	30,320
Current portion of loan payable	5,057	—
Current portion of loans payable to related parties	183,831	63,494
Total Current Liabilities	269,814	106,752

Long Term Liabilities:
Loan payable	29,388	—
Loans payable to related parties	101,285	17,128
Total Liabilities	400,487	123,880

Stockholders’ Deficit:
Common stock, $0.001 par value, 10 shares authorized, 10 shares issued and outstanding	—	—
Additional paid-in capital	100	100
Accumulated deficit	(50,616)	(21,191)
Total Stockholders’ Deficit	(50,516)	(21,091)

Total Liabilities and Stockholders’ Deficit	$349,971	$102,789

The accompanying notes are an integral part of these financial statements.

F-2

Robert Thadeus Management Corp. Statements of Operations
		February 13, 2013
		(Inception)
	Year Ended	through
	December 31,	December 31,
	2014	2013
Sales revenue	$227,123	$28,448
Cost of goods sold	131,578	15,689
Gross Profit	95,545	12,759

Operating Expenses:
Salary expense	40,192	38,258
General and administrative	98,284	32,825
Total Operating Expenses	138,476	71,083

Loss from operations	(42,931)	(58,324)

Other expense:
Interest expense	(15,279)	(1,669)
Total other expense	(15,279)	(1,669)

Loss from continuing operations before provision for income taxes	$(58,210)	$(59,993)
Provision for income taxes	—	—
Loss from continuing operations	(58,210)	(59,993)
Income from discontinued operations	28,785	38,802
Net loss	$(29,425)	$(21,191)

Basic and diluted loss per common share	$(2,942.50)	$(2,119.10)

Weighted average number of common shares outstanding, basic and diluted	10	10

The accompanying notes are an integral part of these financial statements.

F-3

Robert Thadeus Management Corp. Statement of Stockholders’ Deficit February 13, 2013 (Inception) through December 31, 2014
	Common Stock		Additional Paid-In	Accumulated Deficit	Total
	Shares	Amount	Capital
Balance at February 13, 2013 (Inception)	—	$—	$—	$—	$—

Issuance of common stock to founder for cash	10	—	100	—	100

Net loss	—	—	—	(21,191)	(21,191)

Balance at December 31, 2013	10	—	100	(21,191)	(21,091)

Net loss	—	—	—	(29,425)	(29,425)

Balance at December 31, 2014	10	$—	$100	$(50,616)	$(50,516)

The accompanying notes are an integral part of these financial statements.

F-4

Robert Thadeus Management Corp. Statements of Cash Flows
		February 13, 2013
		(Inception)
	Year Ended	through
	December 31,	December 31,
	2014	2013

Cash flow from operating activities
Net loss	$(29,425)	$(21,191)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation	19,657	1,647
Change in operating assets and liabilities:
(Increase) / decrease in accounts receivable	2,486	(5,816)
(Increase) / decrease in accounts receivable from discontinued operations	10,347	(19,512)
(Increase) in deposits	(1,911)	—
(Increase) in inventory	(500)	(4,937)
Increase in accounts payable	15,477	1,411
Net cash provided by (used) in operating activities	16,131	(48,398)

Cash flows from investing activities:
Purchase of property and equipment	(235,706)	(73,208)
Net cash used in investing activities	(235,706)	(73,208)

Cash flows from financing activities:
Increase in cash overdraft	18,500	11,527
Proceeds from sale of common stock to founder	—	100
Payments on loan payable	(4,927)	—
Net advances from related party	3,691	30,320
Proceeds from loans payable, related party	436,659	112,852
Payments on loans payable, related party	(232,165)	(32,230)
Net cash provided by financing activities	221,758	122,569

Net increase in cash	2,183	963
Cash at beginning of the period	963	—
Cash at end of the period	$3,146	$963

Supplemental Disclosures:
Interest paid	$15,278	$1,085
Income taxes paid	$—	$—

Noncash Investing and Financing Activities:
Loan payable issued for purchase of property and equipment	$39,372	$—

The accompanying notes are an integral part of these financial statements.

F-5

 Robert Thadeus Management Corp.
Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending was incorporated in the State of Nevada on February 13, 2013. The Company operates 269 vending machines offering traditional and healthy food, snacks and beverage options. Its vending machines are located in schools, corporate offices, hospitals, community centers, and high traffic public centers. The Company provides service to all of its vending machine locations from a 10,000 sq. ft. central facility located in Santa Ana, California.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2014 and 2013.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method (FIFO); market value is based upon estimated replacement costs.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. If necessary, an allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, and we do not use derivative instruments.

F-6

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

• Level 1:	Quoted prices in active markets for identical assets or liabilities.

• Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

• Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed using the straight-line method over the estimated useful life of the assets of ten years.

Earnings (Loss) per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45, Earnings per Share.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that we incorporated as of the beginning of the first period presented. There were no potentially dilutive shares as of December 31, 2014 or 2013.

Revenue Recognition

We follow paragraph ASC 605-10-S99-1, Revenue Recognition, for revenue recognition.  We will recognize revenue when it is realized or realizable and earned.  We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. As the Company does not expect to have any operating revenues for the foreseeable future, the Company does not expect the adoption of this guidance to have any impact on the Company's consolidated financial statement presentation or disclosures.

F-7

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Presentation of Financial Statements - Going Concern (Subtopic 205-10). ASU 2014-15 provides guidance as to management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company's financial statement presentation and disclosures.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02), Consolidation (Topic 810). ASU 2015-02 changes the guidance with respect to the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. All legal entities are subject to reevaluation under the revised consolidation mode. ASU 2015-02 affects the following areas: (1) Limited partnerships and similar legal entities. (2) Evaluating fees paid to a decision maker or a service provider as a variable interest. (3) The effect of fee arrangements on the primary beneficiary determination. (4) The effect of related parties on the primary beneficiary determination. (5) Certain investment funds. ASU 2015-02 is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this guidance using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. The adoption of ASU 2015-02 is not expected to have any impact on the Company's financial statement presentation or disclosures.

We have reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on our results of operations, financial position, and cash flows.  Based on that review, these pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Income Taxes

We follow ASC 740-10-30, Income Taxes-Initial Measurement, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income the period that includes the enactment date.

We adopted ASC 740-10-25, Accounting for Uncertainty in Income Taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

F-8

NOTE 3 – PROPERTY AND EQUIPMENT

Furniture, fixtures, and equipment, stated at cost, less accumulated depreciation (calculated using the straight line method over a useful life of 10 years) consisted of the following:

	December 31, 2014	December 31, 2013
Furniture and fixtures	$8,736	$—
Machines and equipment	297,969	72,500
Computers	2,209	708
Automobiles	39,372	—
Less: accumulated depreciation	(21,304)	(1,647)
Fixed assets, net	$326,982	$71,561

Depreciation expense for the years ended December 31, 2014 and 2013, was $19,657 and $1,647, respectively.

NOTE 4 – LOANS PAYABLE

On March 18, 2014, the Company financed the purchase of an automobile for the business. The total amount financed was $37,372 at 10.79% interest for six years. Payments of approximately $711 are due monthly. As of December 31, 2014, the outstanding balance due under the note is $34,445 of which $5,057 is classified as a current liability.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period from inception through December 31, 2013, the Company sold ten shares of common stock to its founder and CEO for $100.

During 2014 and 2013, the Company executed multiple promissory notes with Robert Wiebort, the CEO of the Company, and Jordyn Wiebort, the daughter of the CEO. The loans are unsecured; bear interest between3% and 5% and mature between May 2013 and October 2018. Aggregate borrowings under these loans were $436,659 and $112,852 during 2014 and 2013, respectfully. Aggregate repayments were $232,165 and $32,230 during 2014 and 2013, respectfully. As of December 31, 2014 and 2013, the aggregate outstanding balance under these loans was $285,116 and $80,622, respectfully.

As of December 31, 2014 and 2013, the Company owed accounts payable to Robert Wiebort of $34,011 and $30,320, respectively. The amounts are due for various expenses paid by Mr. Wiebort on behalf of the Company resulting in net advances to the Company of $3,691 and $30,320 during 2014 and 2013, respectfully. The amounts are unsecured, due on demand and bear no interest.

The maturities of all notes for the next five years are:

Years ended December 31,
2015	$188,888
2016	20,293
2017	70,000
2018	40,380
2019	-
Thereafter	-
Total Future Maturities	$319,561

NOTE 6 - INCOME TAXES

F-9

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2014 and 2013:

	2014	2013
Deferred tax assets:
Net operating loss carryover	$45,676	$10,053

Deferred tax liabilities:
Accelerated tax depreciation	(25,618)	(2,849)

Net deferred tax asset	20,058	7,205
Valuation allowance	(20,058)	(7,205)
Net deferred tax asset	$-	$-

At December 31, 2014, the Company had net operating loss carry forwards of approximately $134,000 that may be offset against future taxable income from the year 2015 to 2034. No tax benefit has been reported in the December 31, 2014 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – DISCONTINUED OPERATIONS

On March 31, 2015, the Company made the decision to discontinue its operations related to the sale and distribution of CD's, DVD’s and other related products as a result of the planned shift in its corporate direction. The disposition of the discontinued operations was completed as of September 30, 2015 and will no longer have a financial impact for the Company. The results of the discontinued operations are summarized as follows (the revenue from these discontinued operations is presented on a net basis in accordance with FASB ASC 605-45):

Balance Sheets:

	December 31, 2014	December 31, 2013
Assets
Accounts receivable	$9,165	$19,512
Total Assets	$9,165	$19,512

F-10

Statements of Operations:

		February 13, 2013
		(Inception)
	Year Ended	through
	December 31,	December 31,
	2014	February 13, 2013
Revenue, net	$44,102	$46,106
General and administrative expenses	15,317	7,304
Income from discontinued operations	$28,785	$38,802

NOTE 8 – GOING CONCERN

The financial statements are presented on the basis that the Company is a going concern.  A going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.  The Company has incurred losses from operations, has a working capital deficit of $246,825 and had a net loss of $29,425 for the year ended December 31, 2014, which together raises substantial doubt about its ability to continue as a going concern.

Management is presently pursuing financing opportunities and increasing its operations. The ability of the Company to achieve its operating goals and to obtain additional financing, however, is uncertain.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company currently utilizes 2,000 sq. ft. of space at 23192 Alcalde Dr, Suite D, in Laguna Hills, CA 92653 at a cost of $1,500 per month. This lease expires in March 2016.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events¸ management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, January 14, 2016, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:

On January 23, 2015, the Company financed the purchase of an automobile for the business. The total amount financed was $43,298 at 5.46% interest for five years. Payments of approximately $828 are due monthly.

On March 31, 2015, the Company made the decision to discontinue its operations related to the sale and distribution of CD's, DVD’s and other related products as a result of the planned shift in its corporate direction. The disposition of the discontinued operations was completed as of September 30, 2015.

On August 20, 2015, the Company financed the purchase of crane equipment for the business. The total amount financed was $7,135 at 5.25% interest for three years. Payments of approximately $182 are due monthly.

F-11

On September 19, 2015, the Company financed the purchase of a van delivery truck for the business. The total amount financed was $44,083 at 4.74% interest for five years. Payments of approximately $828 are due monthly.

The Company has leased a 10,000 sq. ft. location in Santa Ana, California. A signed lease agreement was executed on September 16, 2015 and the Company is expected to move to its new location in January 2016.

Subsequent to December 31, 2014, Ms. Wiebort, the daughter of the CEO, loaned the Company an additional $38,010 under various promissory notes all of which are unsecured, bear interest at 3% and due on demand; $84,831 was repaid for a balance due of $0.

Subsequent to December 31, 2014, Mr. Wiebort, the CEO of the Company, loaned the Company an additional $148,074 under various promissory notes all of which are unsecured, bear interest at 3% and mature at various dates through October 2020; $177,923 was repaid for a balance due of $208,446.

On January 21, 2016, Star Vending Services Corp. formerly, ANDES 6 Inc., a Delaware corporation, (the "Company", “.” or "we"), entered into an Agreement and Plan of Merger with Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending. Under this agreement, Star Vending Services Corp. acquired RTM, a Nevada corporation, in which the shareholders of RTM received common stock in Star Vending Services Corp, in exchange for their shares in RTM. Under the terms and conditions of the merger, the Company as the surviving corporation, continues to be a Delaware corporation.

Effective as of January 21, 2016, Star Vending Acquisition Corp, a Nevada corporation and a wholly-owned subsidiary of Star Vending Services Corp. (“Merger Sub”) entered into a share exchange agreement with RTM, and The Wiebort Living Trust, the sole shareholder of RTM, a Nevada company. On January 21, 2016, Merger Sub and RTM entered into a share exchange agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, Merger Sub agreed to issue an aggregate of 9,950,000 shares of its common stock in exchange for all of the issued and outstanding securities of RTM (the “Share Exchange”).  The Share Exchange closed on January 21, 2016.

F-12

Robert Thadeus Management Corp.

Index to Financial Statements

Unaudited Balance Sheets as of September 30, 2015 and December 31, 2014	F-2
Unaudited Statements of Operations for the three and nine months ended September 30, 2015 and 2014	F-3
Unaudited Statements of Cash Flows for the nine months ended September 30, 2015 and 2014	F-4
Notes to the Unaudited Financial Statements	F-5

F-1

Robert Thadeus Management Corp. Balance Sheets (Unaudited)
	September 30, 2015	December 31, 2014

Assets
Current Assets:
Cash	$5,754	$3,146
Accounts receivable	2,747	3,330
Accounts receivable from discontinued operations	-	9,165
Other current assets	23,728	1,911
Inventory	11,136	5,437
Total Current Assets	43,365	22,989
Property and equipment, net of accumulated depreciation	408,734	326,982
Total Assets	$452,099	$349,971

Liabilities and Stockholders’ Deficit

Current Liabilities:
Cash overdraft	$9,673	$30,027
Accounts payable and accrued liabilities	56,688	16,888
Accounts payable to related party	42,166	34,011
Current portion of loans payable	30,599	5,057
Current portion of loans payable to related parties	106,411	183,831
Total Current Liabilities	245,537	269,814

Long Term Liabilities:
Loans payable	89,679	29,388
Loans payable to related parties	123,448	101,285
Total Liabilities	458,664	400,487

Stockholders’ Deficit:
Common stock, $0.001 par value, 10 shares
authorized, 10 shares issued and outstanding	-	-
Additional paid-in capital	100	100
Accumulated deficit	(6,665)	(50,616)
Total Stockholders’ Deficit	(6,565)	(50,516)

Total Liabilities and Stockholders’ Deficit	$452,099	$349,971

The accompanying notes are an integral part of these unaudited financial statements.

F-2

Robert Thadeus Management Corp. Statements of Operations (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Sales	$180,035	$58,552	$457,968	$140,897
Cost of sales	90,583	32,621	242,979	78,084
Gross Profit	89,452	25,931	214,989	62,813

Operating expenses:
Salary expense	14,314	8,526	31,779	30,899
General and administrative	56,032	22,412	127,603	64,456
Total operating expenses	70,346	30,938	159,382	95,355

Income(loss) from operations	19,106	(5,007)	55,607	(32,542)

Other expense:
Interest expense	(4,309)	(3,978)	(15,460)	(10,536)
Total other expense	(4,309)	(3,978)	(15,460)	(10,536)

Income (loss) from continuing operations before provision for income taxes	$14,797	$(8,985)	$40,147	$(43,078)
Provision for income taxes	-	-	-	-
Income (loss) from continuing operations	14,797	(8,985)	40,147	(43,078)
Income from discontinued operations	-	7,434	3,804	25,987

Net income (loss)	14,797	(1,551)	43,951	(17,091)

Basic and diluted income (loss) per common share	$1,479.70	$(155.10)	$4,395.10	$(1,709.10)

Weighted average number of common shares outstanding, basic and diluted	10	10	10	10

The accompanying notes are an integral part of these unaudited financial statements.

F-3

Robert Thadeus Management Corp.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$43,951	$(17,091)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	30,353	13,331
Change in operating assets and liabilities:
Decrease in accounts receivable	583	5,816
Decrease in accounts receivable from discontinued operations	9,165	2,266
(Increase) in other assets	(21,817)	(3,317)
(Increase) in inventory	(5,699)	(5,641)
Increase in accounts payable	39,800	28,677
Net cash provided by operating activities	96,336	24,041

Cash flows from investing activities:
Purchase of property and equipment	(17,589)	(139,199)
Net cash used in investing activities	(17,589)	(139,199)

Cash flows from financing activities:
Change in cash overdraft	(20,354)	6,025
Payments on loans payable	(8,683)	(3,701)
Net advances from (to) related party	8,155	(3,674)
Proceeds from loans payable to related parties	175,367	280,747
Payments on loans payable to related parties	(230,624)	(157,649)
Net cash provided by (used in) financing activities	(76,139)	121,748

Net increase in cash	2,608	6,590
Cash at beginning of the period	3,146	963
Cash at end of the period	$5,754	$7,553

Supplemental Disclosures:
Interest paid	$14,432	$571
Income taxes paid	$—	$—

Noncash Investing and Financing Activities:
Loan payable issued for purchase of property and equipment	$94,516	$39,372

The accompanying notes are an integral part of these unaudited financial statements.

F-4

Robert Thadeus Management Corp.

Notes to the Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Robert Thadeus Management Corp., (“RTM”) was incorporated in the State of Nevada on February 13, 2013,operating in California under the trade name Star Vending Services Corp. The Company operates 269 vending machines offering traditional and healthy food, snacks and beverage options. Its vending machines are located in schools, corporate offices, hospitals, community centers, and high traffic public centers. The Company provides service to all of its vending machine locations from a 10,000 sq. ft. central facility located in Santa Ana, California

NOTE 2 - BASIS OF PRESENTATION

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2015. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes included in the Company’s for the years ended December 31, 2014 and 2013.

NOTE 3 – PROPERTY AND EQUIPMENT

Furniture, fixtures, and equipment, stated at cost, less accumulated depreciation consisted of the following:

	September 30, 2015	December 31, 2014
Furniture and fixtures	$10,639	$8,736
Machines and equipment	307,900	297,969
Computer software & hardware	11,346	2,209
Automobiles	130,506	39,372
Less: accumulated depreciation	(51,657)	(21,304)
Fixed assets, net	$408,734	$326,982

Depreciation expense for the nine months ended September 30, 2015 and 2014 was $30,353 and $13,331, respectively.

NOTE 4 – LOANS PAYABLE

On March 18, 2014, the Company financed the purchase of a van delivery truck for the business. The total amount financed was $37,372 at 10.79% interest for six years. Payments of approximately $711 are due monthly.

On January 23, 2015, the Company financed the purchase of a van delivery truck for the business. The total amount financed was $43,298 at 5.46% interest for five years. Payments of approximately $828 are due monthly.

On August 20, 2015, the Company financed the purchase of crane equipment for the business. The total amount financed was $7,135 at 5.25% interest for three years. Payments of approximately $182 are due monthly.

F-5

On September 19, 2015, the Company financed the purchase of a van delivery truck for the business. The total amount financed was $44,083 at 4.74% interest for five years. Payments of approximately $828 are due monthly.

As of September 30, 2015 and December 31, 2014 the total outstanding balance due on these loans is $120,278 and $34,445, respectively.

NOTE 5 – RELATED-PARTY TRANSACTIONS

During the nine months ended September 30, 2015, Ms. Wiebort, the daughter of the CEO, loaned the Company an additional $38,010 under various promissory notes all of which are unsecured, bear interest at 3% and due on demand; $84,831 was repaid for a balance due, as of September 30, 2015 of $0.

During the nine months ended September 30, 2015, Mr. Wiebort, the CEO of the Company, loaned the Company an additional $137,357 under various promissory notes all of which are unsecured, bear interest at 3% and mature at various dates through October 2020; $145,793 was repaid for a balance due, as of September 30, 2015 of $229,859.

As of September 30, 2015 and December 31, 2014, the Company owed accounts payable to Mr. Wiebort of $42,166 and $34,011, respectively. The amounts are due for various expenses paid by Mr. Wiebort on behalf of the Company resulting in net advances to the Company of $8,155 during the nine months ended September 30, 2015. The amounts are unsecured, due on demand and bear no interest.

NOTE 6 – DISCONTINUED OPERATIONS

On March 31, 2015, the Company made the decision to discontinue its operations related to the sale and distribution of CD's, DVD’s and other related products as a result of the planned shift in its corporate direction. The disposition of the discontinued operations was completed as of September 30, 2015 and will no longer have a financial impact for the Company. The results of the discontinued operations are summarized as follows (the revenue from these discontinued operations is presented on a net basis in accordance with FASB ASC 605-45):

Balance Sheet:

	September 30, 2015	December 31, 2014
Assets
Accounts receivable	$—	$9,165
Total Assets	$—	$9,165

Statement of Operations:

	For the Nine Months ended September 30, 2015	For the Nine Months ended September 30, 2014
Revenue, net	$10,358	$42,567
Selling, general and administrative expenses	6,553	16,580
Income from discontinued operations	3,804	25,987

NOTE 7 – GOING CONCERN

The financial statements are presented on the basis that the Company is a going concern.  A going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.  The Company has an accumulated deficit of $6,665 and a working capital deficit of $202,172 as of September 30, 2015, which together raises substantial doubt about its ability to continue as a going concern.  Management is presently pursuing financing opportunities and increasing its operations. The ability of the Company to achieve its operating goals and to obtain additional financing, however, is uncertain.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty

F-6

NOTE 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events¸ management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, January 14, 2016, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

On January 21,2016, Star Vending Services Corp. formerly, ANDES 6 Inc., a Delaware corporation, (the "Company", “.” or "we"), entered into an Agreement and Plan of Merger with Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending. Under this agreement, Star Vending Services Corp. acquired RTM, a Nevada corporation, in which the shareholders of RTM received common stock in Star Vending Services Corp, in exchange for their shares in RTM. Under the terms and conditions of the merger, the Company as the surviving corporation, continues to be a Delaware corporation.

Effective as of January 21, 2016, Star Vending Acquisition Corp, a Nevada corporation and a wholly-owned subsidiary of Star Vending Services Corp. (“Merger Sub”) entered into a share exchange agreement with RTM, and The Wiebort Living Trust, the sole shareholder of RTM, a Nevada company. On January21, 2016, Merger Sub and RTM entered into a share exchange agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, Merger Sub agreed to issue an aggregate of 9,950,000 shares of its common stock in exchange for all of the issued and outstanding securities of RTM (the “Share Exchange”).  The Share Exchange closed on January 21, 2016.

Subsequent to September 30, 2015, Mr. Wiebort, the CEO of the Company, loaned the Company an additional $10,717 under various promissory notes all of which are unsecured, bear interest at 3% and mature at various dates through October 2020; $32,130 was repaid for a balance due of $208,446.

F-7

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the following transaction:

On January21,2016, Star Vending Services Corp. formerly, ANDES 6 Inc., a Delaware corporation, (the "Company", “.” or "we"), entered into an Agreement and Plan of Merger with Robert Thadeus Management Corp., (“RTM”) operating under the trade name, Star Vending. Under this agreement, Star Vending Services Corp. acquired RTM, a Nevada corporation, in which the shareholders of RTM received common stock in Star Vending Services Corp, in exchange for their shares in RTM. Under the terms and conditions of the merger, the Company as the surviving corporation, continues to be a Delaware corporation. We have filed a certificate of merger with the State of Nevada and with this statement as Exhibit 3.4 and filed our Agreement and Plan of Merger as Exhibit 2.1 with this statement.

Effective as of January 21, 2016, Star Vending Acquisition Corp, a Nevada corporation and a wholly-owned subsidiary of Star Vending Services Corp. (“Merger Sub”) entered into a share exchange agreement with RTM, and The Wiebort Living Trust, the sole shareholder of RTM, a Nevada company. On January 21, 2016, Merger Sub and RTM entered into a share exchange agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, Merger Sub agreed to issue an aggregate of 9,950,000 shares of its common stock in exchange for all of the issued and outstanding securities of RTM (the “Share Exchange”).  The Share Exchange closed on January 21, 2016.

Upon the closing of the Share Exchange, Merger Sub issued an aggregate of 9,950,000 shares of its parent common stock to The Wiebort Living Trust for all of the issued and outstanding securities of RTM.  Pursuant to an amended and restated share cancellation agreement dated January 21 2016 (the “Cancellation Agreement”), a stockholder of Star Vending Services Corp. canceled an aggregate of 9,950,000 shares held by them prior to the closing of the Share Exchange, such that there were 50,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 10,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants outstanding.

The unaudited pro forma combined balance sheet as of December 31, 2014 and the unaudited combined statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 presented herein gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Star Vending Services Corp and RTM been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RTM included herein and the financial statements of Star Vending Services Corp, included in its Form 10.

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Star Vending Services Corp. Unaudited Pro Forma Combined Balance Sheets as of September 30, 2015
	Robert Thadeus Management Corp.	Star Vending Services Corp.	Pro Forma Adjustments	Pro Forma Combined
Assets
Current Assets:
Cash	$5,754	$-	$-	$5,754
Accounts receivable	2,747	-	-	2,747
Other current assets	23,728	-	-	23,728
Inventory	11,136	-	-	11,136
Total Current Assets	43,365	-		43,365
Property & equipment, net	408,734	-	-	408,734
Total Assets	$452,099	$-	$-	$452,099

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Cash overdraft	$9,673	$-	$-	$9,673
Accounts payable and accrued liabilities	56,688	1,317	-	58,005
Accounts payable, related party	42,166	-	-	42,166
Loans payable	30,599	-	-	30,599
Due to a related party	106,411	27,483	-	133,894
Total Current Liabilities	245,537	28,800	-	274,337

Long Term Liabilities:
Loans payable	89,679	-	-	89,679
Due to a related party	123,448	-	-	123,448
Total Liabilities	458,664	28,800	-	487,464

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 10,000,000
shares issued and outstanding	-	1,000	-	1,000
Additional paid-in capital	100	1,000	(30,800)	(29,700)
Accumulated deficit	(6,665)	(30,800)	30,800	(6,665)
Total Stockholders’ Equity (Deficit)	(6,565)	(28,800)	-	(35,365)

Total Liabilities and Stockholders’ Equity (Deficit)	$452,099	$-	$-	$452,099

Transaction adjustments:

1. At date of exchange Star Vending Acquisition Corp, issued 9,950,000 shares of common stock for all shares of RTM for net shares outstanding of10,000,000.

2. Adjustment to stockholders’ equity accounts to eliminate accumulated deficit of Star Vending Services Corp. and to reflect the effects of there capitalization.

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Star Vending Services Corp. Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2014
	Robert Thadeus Management Corp.	Star Vending Services Corp.	Pro Forma Adjustments	Pro Forma Combined
Sales	$227,123	$—	$—	$227,123
Cost of goods sold	131,578	—	—	131,578
Gross Profit	95,545	—	—	95,545

Operating Expenses:
General and administrative	138,476	—	—	138,476
Total Operating Expenses	138,476	—	—	138,476

Loss from operations	$(42,931)	$—	$—	$(42,931)

Other expense:
Interest expense	(15,279)	—	—	(15,279)
Total other expense	(15,279)	—	—	(15,279)

Loss from continuing operations before provision for income taxes	$(58,210)	$—	$—	$(58,210)
Provision for income taxes	—	—	—	—
Loss from continuing operations	(58,210)	—	—	(58,210)
Income from discontinued operations	28,785	—	—	28,785
Net loss	$(29,425)	$—	$—	$(29,425)

Basic and diluted loss per common share	$(2,942.50)	$—	$2,942.50	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	10	—	9,999,990	10,000,000

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Star Vending Services Corp.

Unaudited Pro Forma Combined Statements of Operations

Robert Thadeus Management Corp. for the Nine Months Ended September 30, 2015 and Star Vending Services Corp. from January 29, 2015 (inception) through September 30, 3015

	Robert Thadeus Management Corp.	Star Vending Services Corp.		Pro Forma Adjustments	Pro Forma Combined
Sales	$457,968	$-		$-	$457,968
Cost of goods sold	242,979	-		-	242,979
Gross Profit	214,989	-		-	214,989

Operating Expenses:
General and administrative	159,382	30,800		-	190,182
Total Operating Expenses	159,382	30,800		-	190,182

Income (loss) from operations	$55,607	$(30,800)	$		$24,807

Other expense:
Interest expense	(15,460)	-		-	(15,460)
Total other expense	(15,460)	-		-	(15,460)

Income (loss) from continuing operations before provision for income taxes	$40,147	$(30,800)		$-	$9,347
Provision for income taxes	-	-		-	-
Income (loss) from continuing operations	40,147	(30,800)		-	9,347
Income from discontinued operations	3,804	-		-	3,804
Net income (loss)	$43,951	$(30,800)		$-	$13,151

Basic and diluted income per common share	$4,395.10	$(0.00)		$(4,395.10)	$0.00

Weighted average number of common shares outstanding, basic and diluted	10	10,000,000		(10)	10,000,000

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(c) Exhibits

Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
2.1	Agreement and Plan of Merger	X
3.1	Certificate of Incorporation		10		3.1	02/06/2015
3.2	By-Laws		10		3.2	02/06/2015
3.3	Amendment to Certificate of Incorporation		8-K		3.3	07/13/2015
3.4	Certificate of Merger	X
4.1	Specimen Stock Certificate		10		4.1	02/06/2015
99.1	Share Purchase Agreement dated July 1, 2015.		8-K		99.1	07/01/2015
10.1	Share Cancellation Agreement	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Vending Services Corp.

By: /s/ Robert Wiebort

Name: Robert Wiebort

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

By: /s/ Patrick Paggi

Name: Patrick Paggi

Title: Chief Financial Officer

Date: January 22, 2016

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